EXHIBIT I

JOINT FILING AGREEMENT

This Joint Filing Agreement dated September 28, 2020 is by and among Altimeter Capital Management General Partner LLC, a Delaware limited liability company, Altimeter Capital Management, LP, a Delaware limited partnership, Altimeter Private General Partner, LLC, a Delaware limited liability company, Altimeter Private Partners Fund I, L.P., a Delaware limited partnership, and Brad Gerstner, an individual (the foregoing are collectively referred to herein as the "Filers"). Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13G with respect to shares of Class A Common Stock of Snowflake Inc., beneficially owned by them from time to time. Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13G (and any amendments thereto) on behalf of each of such parties, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule. This Joint Filing Agreement may be terminated by any of the Filers upon one week's prior written notice or such lesser period of notice as the Filers may mutually agree.

Executed and delivered as of the date first above written.

ALTIMETER CAPITAL MANAGEMENT GENERAL PARTNER LLC

By: /s/ Hab Siam

Hab Siam, Chief Compliance Officer

ALTIMETER CAPITAL MANAGEMENT, LP

By: /s/ Hab Siam

Hab Siam, Chief Compliance Officer

ALTIMETER PRIVATE GENERAL PARTNER, LLC

By: /s/ Hab Siam

Hab Siam, Chief Compliance Officer

ALTIMETER PRIVATE PARTNERS FUND I, L.P.

By: Altimeter Private General Partner, LLC
Its: General Partner

By: /s/ Hab Siam

Hab Siam, Chief Compliance Officer

BRAD GERSTNER

By: /s/ Brad Gerstner

Brad Gerstner, individually